                                                                   EXHIBIT 10.18

                               DATED 1 MARCH 1997

                       (1) PEPTIDE THERAPEUTICS GROUP PLC

                                     -AND-

                                 (2)JOHN BROWN

                      -----------------------------------

                          DIRECTOR'S SERVICE AGREEMENT
                      -----------------------------------

                                PINSENT - CURTIS
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                                    CONTENTS
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 CLAUSE                                                                                                             --
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
1          Definitions and Interpretation......................................................................          1

2          Appointment and Term of Employment..................................................................          3

3          Duties..............................................................................................          3

4          Office of Director..................................................................................          5

5          Renumeration........................................................................................          5
           5.1  Salary.........................................................................................          5
           5.2  Schemes........................................................................................          6
           5.3  Pension Scheme.................................................................................          6
           5.4  Car Allowance..................................................................................          6

6          Expenses and Communications.........................................................................          7

7          Life Assurance......................................................................................          7

8          Medical Expenses Insurance and PHI..................................................................          7

9          Holidays............................................................................................          8

10         Sickness Injury and Absence.........................................................................          8

11         Confidential Information............................................................................          9

12         Other Business Interests............................................................................         10

13         Copyright Inventions and Design Right...............................................................         11

14         Automatic Termination...............................................................................         12

15         Summary Termination.................................................................................         13

16         Termination.........................................................................................         14

17         Covenants by the Directors..........................................................................         15

18         Reconstruction or Amalgamation......................................................................         16

19         Notices.............................................................................................         17

20         Statutory and Other Information.....................................................................         17

21         Miscellaneous.......................................................................................         17

22         Previous Agreements.................................................................................         18

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Schedules
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

1          Statutory Information...............................................................................         19

2          Director's Duties...................................................................................         20
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
THIS AGREEMENT is made the First day of March 1997

BETWEEN:

(1) PEPTIDE THERAPEUTICS GROUP PLC a company incorporated in England and Wales (registered no. 2863682), whose registered office is at 321 Cambridge Science Park, Milton Road, Cambridge, CB4 4WG (the "COMPANY"); and

(2)   DR. JOHN BROWN of 7 Cluny Drive, Edinburgh EH10 6DW (the "DIRECTOR").

IT IS AGREED that:--

1  DEFINITIONS AND INTERPRETATION

1.1   IN THIS AGREEMENT:

    "ASSOCIATED COMPANY" means a company which is not a subsidiary of another but more than twenty (20) per cent of the equity share capital of which is owned by that other;

    "'BOARD" means the board of directors of the Company for the time being and includes where the context so permits any committee of the board of directors including without limitation the Remuneration Committee and the Audit Committee;

    "COPYRIGHT WORK" and "DESIGN RIGHT WORK" mean respectively any copyright work or design right work originated, conceived, written or made by the Director alone or with others which relates or may relate to any product, service, process, equipment, system or activity of the Company;

    "EQUITY SHARE CAPITAL" has the meaning given to it in Section 744 of the Companies Act 1985;

    "GROUP" means:--

    (i)   the Company;

    (ii)   any holding company of the Company;

    (iii) any subsidiary of the Company or its holding company or any associated company of any of them;

    (iv) any subsidiary undertaking of the Company or its holding company or any associated company of any of them; and

    (v) any associated company of the Company or its holding company or any subsidiary of any of them;

    "GROUP COMPANY" means the Company and any other member of the Group for the time being;

    "HOLDING COMPANY" has the meaning given in Section 736 Companies Act 1985;

    "INCAPACITY" means any sickness, injury, or other like cause incapacitating the Director from performing his duties under this Agreement and "INCAPACITATED" shall be construed accordingly;

    "INVENTIONS" means any invention, discovery or improvement including, without prejudice to the generality of the above, any know-how, design process, drawing, formula, computer program or specification which relates or may relate to any product, service, process, equipment, system or activity of the Company;

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    "PEMBROKESHIRE PENSION PLAN" means the approved retirement benefits scheme established by trust deed dated 10th December 1994 and made between Peptide Therapeutics Limited, Ronald James Dart, Alan Gilbert Goodman, Daniel James William Roach and Nicholas Blech;

    "RECOGNISED INVESTMENT EXCHANGE" has the meaning given in Section 207 of the Financial Services Act 1986;

    "SUBSIDIARY" has the meaning given in Section 736 Companies Act 1985; and

    "SUBSIDIARY UNDERTAKING" has the meaning given in Section 258 of the Companies Act 1985.

1.2 Any reference to a statute or statutory provision shall be deemed to include a reference to any statutory modification or re-enactment of it or any enactment replacing it and any instrument order or regulation made under such statute or statutory provision.

1.3 References to Clauses and Schedules are to clauses of and the schedules to this Agreement.

1.4 The headings in this Agreement are for convenience only and shall not affect its construction or interpretation.

2  APPOINTMENT AND TERM OF EMPLOYMENT

2.1   The Director shall serve the Company as Chief Executive of the Company.

2.2 The employment of the Director under this Agreement (which shall include the Director's previous employment by the Company's subsidiary, Peptide Therapeutics Limited, and shall therefore be deemed to have commenced on 12th March 1995) shall (subject to termination as provided in Clause(s) 14 and 15) continue until terminated by either party giving to the other not less than 12 months' notice in writing.

2.3 Notwithstanding any other terms in this Agreement, the Director shall retire at the Company's normal requirement age, which is at present 65 (the "RETIREMENT AGE") whereupon this Agreement shall terminate. The Company may in its absolute discretion continue to employ the Director after the Retirement Age upon such terms as the parties to this Agreement shall agree. Should the Retirement Age conflict with any statutory or regulatory provision applicable to the Company, the Retirement Age shall be varied to conform with such provision.

3  DUTIES

3.1   The Director shall during his employment under this Agreement:--

    3.1.1 exercise the powers and perform the duties normally required of a person holding the post occupied by the Director and appropriate to his status, qualifications and experience including but without prejudice to the generality of the foregoing the duties set out in Schedule 2 and such other duties as the Board may from time to time properly and reasonably assign to him either in his capacity as Director or in connection with the business of the Company or the business of any one or more Group Companies (including serving on the board of or any other executive body or any committee of such Group Companies);

    3.1.2 use all proper and reasonable endeavors to promote, develop and extend the business of the Company and the Group Companies; and

    3.1.3 at all times and in all respects conform to and comply with the proper and reasonable directions and regulations of the Board and shall, except during holidays and periods of

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        absence due to ill health or other incapacity, devote his full time and attention to the performance of his duties under this Agreement.

3.2 The Director's normal place of work shall be anywhere in the United Kingdom which the Board may require for the proper performance and exercise of his duties and powers and provided he may be required by the Company to travel (whether within or outside the United Kingdom) on the business of the Company or any Group Company.

3.3 If the Company requires the Director to work permanently at a place which necessitates a move from his present address the Company will reimburse the Director for all removal expenses directly and reasonably incurred as a result of the Company's requirement.

3.4 The Director shall keep the Board properly informed (in writing if so required by the Board) of his conduct of all business on behalf of the Company and any Group Company and shall give to the Board all such information as to the affairs of the Company and the Group as it shall properly and reasonably require.

3.5 The Director shall not during the term of this Agreement without the written consent of the Board make or seek to make on behalf of himself or (otherwise than properly in the performance of his duties to the Company) on behalf of any other person, firm or company any contract or other arrangement of a commercial nature with any actual or prospective customer, contractor or supplier of the Company or any Group Company.

3.6 The Director shall not during the term of this Agreement without the consent of the Board seek or accept from any actual or prospective customer, contractor or supplier of the Company or any Group Company any gift, gratuity or benefit of more than a trivial value or any hospitality otherwise than properly in the performance of his duties to the Company or any Group Company of a kind and value not lavish, extravagant or inappropriate.

3.7 The Company may during any period of notice to terminate the employment of the Director under this Agreement or for the purpose of investigating a complaint against the Director or otherwise where in the opinion of the Board the interests of the Company so require suspend or exclude the Director for any period not exceeding six months from the performance of his duties on full salary and with full entitlements to other benefits and require the Director to stay away from any premises of the Company or any Group Company and to have no contact with all or any officers, employees, agents, customers, clients, suppliers or other parties involved, engaged or interested in the operation of the business of the Company or any Group Company or any part of them or any joint venture in which they may be engaged or interested and during the whole or any part of any period of suspension to undertake such work as the Board may reasonably require and the parties agree and declare that there is no obligation on the part of the Company to provide the Director with work to do.

4  OFFICE OF DIRECTOR

    During his employment under this Agreement the Director shall not (without prejudice to the Director's rights and remedies under this Agreement and at common law in circumstances constituting constructive dismissal) do anything that would cause him to be disqualified from continuing to act as a director of the Company.

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5  REMUNERATION

5.1   SALARY

    The Director shall be paid by way of remuneration for his services under this Agreement a salary of L150,300 per annum (or such greater amount as the Board may in its discretion from time to time decide or award pursuant to the Company's annual salary review) inclusive of any directors' fees payable to him under the articles of association of the Company and any Group Companies. The salary shall accrue from day to day and be paid by equal monthly instalments in arrear on or about the 25th day (excluding weekends and public holidays) of every month or otherwise in accordance with the Company's policy from time to time. The Company reserves the right to deduct or withhold from the Director's salary any amounts owing to the Company by the Director. On 1st January 1998, and subject only to satisfactory performance of his duties by the Director, the salary of the Director shall be increased to an amount not less than L167,000 per annum (or such greater amount as the Board may in its discretion from time to time decide or award pursuant to the Company's annual salary review).

5.2   SCHEMES

    5.2.1 The Director shall be entitled to participate as from the date of this Agreement in The Peptide Therapeutics 1995 Unapproved Share Option Scheme, The Peptide Therapeutics 1995 Savings-Related Share Option Scheme and The Peptide Therapeutics 1996 Approved Share Option Scheme (together with "SCHEMES") for the time being in force subject to the rules applicable to the Schemes as amended or varied from time to time at the Board's discretion and subject always in the case of the Peptide Therapeutics 1995 Unapproved Share Option Scheme and The Peptide Therapeutics 1996 Approved Share Option Scheme to the exercise by the Board of its discretion to grant options under that scheme.

    5.2.2 The Director shall have no right to membership of any of the Schemes other than by virtue of his employment and any such right or benefit which might have bested in or accrued to the Director under the Schemes shall lapse and be disregarded for the purpose of calculating any claim by the Director arising form the termination of the employment.

5.3   PENSION SCHEME

    The Director shall be entitled to benefits under the Pembrokeshire Pension Plan and the Company shall, subject to applicable Inland Revenue limits and requirements concerning employer contributions during the employment of the Director under this Agreement, pay as a contribution into the Pembrokeshire Pension Plan an amount per annum equal to 10 per cent. of the Director's basic salary at the commencement of that year.

5.4   CAR ALLOWANCE

    The Director shall during the term of this Agreement be paid a car allowance of L12,200 per annum (or such greater amount as the Board may in its discretion from time to time decide or award) to contribute towards the capital cost of a motor vehicle, such allowance to be paid monthly at the same time as salary.

6  EXPENSES AND COMMUNICATIONS

6.1 The Company shall by way of reimbursement pay or procure to be paid to the Director all reasonable travelling, hotel, entertainment and other expenses (including payment of business mileage at the Company's rate applying from time to time) properly incurred by him in or about the performance of his duties under this Agreement provided that the Director supplies such evidence as to such expenses as the Board may reasonably require.

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6.2   The Company shall provide the Director with a telephone and facsimile in his private residence and also a mobile telephone and shall pay all rental and call charges properly incurred in respect thereof provided always that the Director if required by the Company provides evidence reasonably satisfactory to the Chairman of the rental and call charges incurred.

7  LIFE ASSURANCE

    The Company shall during the term of this Agreement provide the Director with life assurance cover which in the event of the Director's death while employed under this Agreement shall pay to the Director's chosen dependants a sum equal to four times his basic annual salary, subject to any limits, terms and conditions imposed by statute or the relevant insurance company including the requirement for a medical examination.

8  MEDICAL EXPENSES INSURANCE AND PHI

8.1 The Company shall during the term of this Agreement cover the cost of membership for the Director and the Director's spouse and dependants of an appropriate private patients medical plan with "BUPA" or such other reputable medical expenses insurance scheme as the Company shall decide from time to time, subject to the rules of the scheme and the approval of his application for membership by the relevant insurer.

8.2 The Company shall effect permanent health insurance ("PHI") for the benefit of the Director upon such terms as shall provide for the payment to the Director throughout the p0period of his ill-health or disability with the exception of the first 26 executive weeks thereof of sums at a rate per annum equal to 75 per cent. of pensionable salary on the date such absence commences less the amount of a single person's state sickness benefits.

9  HOLIDAYS

9.1 The Director shall be entitled to not less than 30 days' paid holiday in each holiday year to be taken at a time or times agreed with the Board in addition to any usual statutory, bank or other public holidays observed by the Company, or if so required by the Company, on other days in lieu of them. The "holiday year" of the Company shall be 1st January to 31st December.

9.2 Holiday entitlement shall accrue on a monthly basis throughout the whole holiday year. Any holiday entitlement in excess of 5 days not taken by 1st January in the next holiday year will be lost. Any holiday entitlement (up to a maximum of 5 days carried into the next following holiday year must be taken in full by 31st March of that year and if not will be lost.

9.3 On the termination of the Director's employment under this Agreement whenever and however it may occur the Director shall be entitled to be paid in lieu of any holiday entitlement outstanding or as the case may be shall be obliged to repay to the Company salary in respect of any holiday taken in excess of his actual entitlement in each case on a proportional basis.

9.4 The Company may require the Director to take all or part of any outstanding holiday entitlement during a period of notice to terminate the employment under this Agreement.

10  SICKNESS INJURY AND ABSENCE

10.1 If the Director shall be prevented by sickness, injury or other cause from performing his duties under this Agreement he shall notify the Company as soon as possible and if this incapacity continues for seven (7) or more consecutive days he shall submit a medical practitioner's certificate to the Company on the eighth day and weekly thereafter.

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
10.2 Subject to the other provisions of this Clause, the Director shall if incapacitated by sickness or injury from performing his duties to his full remuneration and benefits during a period of such incapacity not exceeding 26 weeks in any period of 12 months provided that the remuneration so paid to the Director shall be taken to include such statutory sick pay ("SSP") if any as he is entitled to and that the Company shall be entitled to deduct from such remuneration any social security, national insurance or other benefit apart from SSP to which the Director is entitled whether such benefit is in fact claimed by the Director or not. For the purposes of SSP entitlement, the Director could qualify for payment on each day from Monday to Friday inclusive.

10.3 If the Director is incapacitated by reason of the actionable act or default of a third party in respect of which damages are or may be recoverable then the Director shall promptly notify the Board and shall keep the Board fully informed of the progress of any claim or action in respect of such act or default. Remuneration and benefits received by the Director during any consequent period of incapacity shall be by way of loan by the Company and the Director shall be obliged if so required by the Board to repay to the Company the amount of such remuneration and the value of such benefits up to a maximum amount equal to any damages or compensation received by the Director from the third or any relevant insurer or indemnifier under any judgment compromise or settlement after the deduction of the legal costs of the Director of such claim or action.

10.4 As soon as practicable following the Director's return to work after any period of absence of seven days or less which or any part of which has not been authorised by the Company the Director shall if so required by the Board complete the Company's form of self-certification for SSP purposes.

11  CONFIDENTIAL INFORMATION

11.1 In this Agreement "CONFIDENTIAL INFORMATION" means all information relating to the business, finances, transactions, affairs, products, services, processes, equipment or activities of the Company and any other Group Company which is designated by the Company and any other Group Company as confidential and all information relating to such matters which comes to the knowledge of the Director in the course of the employment under this Agreement and which by reason of its character and/or the manner of its coming to his knowledge is evidently confidential provided that information shall not be or shall cease to be Confidential Information if and to the extent that it comes to be in the public domain otherwise than as a result of the unauthorised act or default of the Director.

11.2 The Director shall not during his employment under this Agreement, or at any time after, use or exploit except for the benefit of the Company or disclose to any third party any Confidential Information except:--

    11.2.1 during his employment under this Agreement in the performance of his duties; or

    11.2.2  with the express written consent of the Board; or

    11.2.3  in compliance with an order of a competent court.

11.3 The Director shall during his employment under this Agreement use reasonable endeavors to prevent the unauthorised use or disclosure of any Confidential Information by any other officer, employee or agent of the Company and shall be under an obligation to report to the Board any such unauthorised use or disclosure of any Confidential Information which comes to his knowledge.

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12  OTHER BUSINESS INTERESTS

    The Director shall not during the period of his employment under this Agreement and for a period of 12 months after ceasing to be employed under this Agreement, without the written consent of the Board be directly or indirectly engaged, concerned or interested whether as director, officer, employee, agent, shareholder, partner, proprietor or otherwise in any business any of the activities of which is in competition with any of the activities of the Company or any Group Company proved that nothing in this Clause shall preclude the Director from holding or being otherwise interested in shares or securities of any company quoted on ay recognised investment exchange so long as the interest of the Director in such shares or other securities does not extend to more than five (5) per cent. of any class of shares or other securities in the relevant company and provided that the Director shall make full and accurate disclosure to the Board upon request of all shares and securities which he holds or in which he is beneficially interested.

13  COPYRIGHT INVENTIONS AND DESIGN RIGHT

13.1 It shall be a duty of the Director during his employment under this Agreement to consider and keep under review the ways if any in which the products, services, processes, equipment, systems and activities of the Company might be improved and/or enhanced.

13.2 If during his employment hereunder the Director alone or with others makes or discovers any Invention he shall promptly disclose it to the Board giving full particulars of it including all necessary drawings models and specifications.

13.3 The Director agrees and acknowledges that because of the nature of his duties and the responsibilities arising from them he has a special obligation to further the interests of the Company so that all Inventions made by the Director in the performance of his duties or as a result of any special project for the Company outside the scope of his normal duties and all rights in such Inventions shall belong to the Company.

13.4 The Director shall promptly disclose to the Board any Copyright Work and/or Design Right Work made by him during his employment hereunder and hereby acknowledges that by virtue of his employment the copyright and/or design right in any such Work vests automatically and forthwith in the Company. If the Company shall elect to name the Director as the author of any such Copyright Work and/or Design Right Work then the Director hereby waives all and any moral rights in such Work and without prejudice to the generality of the above the right to object to derogatory treatment of the Work and the Company may in its absolute discretion make all such additions and alterations to the deletions from and adaptations of such Copyright Work and Design Right Work as it shall think fit.

13.5 The Director shall at the cost of the Company on demand execute all such documents and do all such other acts as the Company require to enable the Company or its nominee to obtain the full benefit of any Invention, Copyright Work and Design Right Work to which the Company is entitled and all rights therein and to secure such patent, utility model, copyright or design registration or similar protection in any part of the world as the Company may consider appropriate.

13.6 The Director hereby irrevocably appoints the Company to be his attorney in his name and on his behalf to execute all such documents and do all such acts as may be necessary or desirable to give effect to this clause.

13.7 If the Director shall during his employment hereunder make or discover any Invention or make, originate, conceive or write any Copyright Work or Design Right Work in which despite the previous provisions of this Clause any intellectual property rights belong to the Director not the

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     Company then the Director shall if so required by the Board negotiate in good faith with the Company for the assignment or licensing to the Company or its nominee of such rights upon such terms as shall fairly represent the market value of such rights and shall be agreed between the parties or in default of agreement determined by a Member of the Chartered Institute of Patent Agents who shall be nominated in default of agreement by the President of that Institute for the time being and who shall act as an expert not an arbitrator and whose decision shall save for fraud or error manifest on the face of it be binding upon the parties.

13.8 The Company shall not be under any obligation to take any step to register any patent or other right in respect of or to develop or exploit any Invention of Copyright or Design Right Work made discovered originated conceived or written by the Director.

13.9 Nothing in this Clause shall be taken to limit or derogate from the obligations of the Director under Clause 11 above.

14  AUTOMATIC TERMINATION

      The employment of the Director under this Agreement shall terminate automatically in the event of his ceasing to be a director of the Company and in that event the Director shall have no claim for damages against the Company unless he shall so cease:-

14.1 by reason of his not being re-elected as a director of the Company at the annual general meeting of the Company held next after the commencement of his employment; or

14.2 by reason of his not being re-elected as a director of the Company at any annual general meeting of the Company at which he is to retire by rotation; or

14.3 by virtue of a resolution passed by the members of the Company in general meeting to remove him as a director; or

14.4 by virtue of his removal from his office as a director by notice in writing signed by all his co-directors served in accordance with the Company's Articles of Association; or

14.5 in circumstances where he is either wrongfully or constructively dismissed by the Company,

      and at the time of such failure to re-elect or of such removal the Company is not otherwise entitled to determine his employment under this Agreement.

15  SUMMARY TERMINATION

      The employment of the Director under this Agreement may be terminated by the Company immediately without notice if:-

15.1 the Director is or becomes incapacitated under this Agreement for one hundred and eighty (180) working days in aggregate in any period of twelve
     (12) months;

15.2 the Director shall be or become of unsound mind or be or become a patient under the Mental Health Act 1983 or for any purpose of any statute relating to mental health; or

15.3 the Director shall enter into any composition or arrangement with or for the benefit of his creditors including a voluntary arrangement under the Insolvency Act 1986; or

15.4 the Director shall be made the subject of a bankruptcy order or administration order or shall apply for an interim receiving order under the Section 253 Insolvency Act 1986; or

15.5 the Director shall commit any act of dishonesty whether relating to the Company, any Group Company, any employee of the Company or any Group Company or otherwise; or

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15.6   the Director is guilty of any gross misconduct or commits any serious or persistent breach of any of his obligations to the Company or any Group Company whether under this Agreement or otherwise or refuses or neglects to comply with any lawful orders or directions given to him by the Company consistent with the terms of this Agreement; or

15.7 the Director is guilty of any conduct tending to bring himself, the Company or any Group Company into serious disrepute; or

15.8 the Director is prohibited or disqualified from holding the office which he holds in the Company or any Group Company in which he is concerned or interested or if he resigns from any such office without the prior written consent of the Company or any Group Company of which he has been appointed a director; or

15.9 the Director is convicted of any criminal offence for which a custodial sentence may be imposed (other than an offence under the Road Traffic legislation in the United Kingdom or elsewhere for which a fine or non-custodial penalty is imposed); or

15.10 the Director shall come to be addicted to or habitually under the influence of any drug (not being a drug prescribed for him by a medical doctor for the treatment of a condition other than drug addiction) the possession of which is controlled by laws; or

15.11 the Director is convicted of any offence regarding insider dealing under the Criminal Justice Act 1993 or under any other present or future statutory enactment or regulation relating to insider dealing.

16  TERMINATION

16.1 Upon the termination of the Director's employment under this Agreement for whatever reason whether under Clause 14 or Clause 15.

    16.1.1 the Director shall at the request of the Company forthwith resign from any and all offices whether as director or otherwise which he holds in the Company and in any Group Company without prejudice to any other rights accruing to either party hereto and the Director hereby irrevocably authorises the Company to appoint a person in his name and on his behalf to execute all documents including any resignations and to do all such other acts as are necessary to give effect to this provision;

    16.1.2 the Director shall deliver to the Company forthwith all books, documents, records, statistics, accounts and other materials or data which is the property of the Company or any Group Company including all copies in whatever form and all keys and other property of the Company or any Group Company then in his possession; and

    16.1.3 the termination shall not affect those terms of this Agreement which are expressed to have effect thereafter and shall be without prejudice to any accrued rights or remedies of the parties.

16.2 The Company reserves the right to make a payment in lieu of any period of notice to terminate the employment of the Director under this Agreement and to deduct sums equivalent to tax and national insurance payable on any such payment.

16.3 The Director shall not at any time make any untrue statement in relation to the Company or any Group Company, and in particular shall not in the event of termination of his employment under this Agreement wrongfully represent himself as being employed or connected with the Company or any Group Company.

16.4 If shall be a fundamental term of this Agreement that the Director shall comply at all times with the "Model Code on Directors Dealings in Securities" as set out in Chapter 16 of the Listing

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     Rules of the London Stock Exchange issued from time to time (the "MODEL
     CODE") and it shall be the responsibility of the Director to make himself aware of the provisions of the Model Code and the parties agree that any breach by the Director of the Model Code shall at the election of the Board be gross misconduct of the purposes of Clause 15.6. If the Director or any other person shall effect any transaction which in the reasonable judgement of the Board constitutes a breach on the part of the Director of the Model Code then without prejudice to its rights under Clause 16.1 of this Agreement the Board may by notice in writing to the Director require him within a time stipulated in the notice to reverse the transaction and account to a registered charity nominated in the notice by the Board for any profit made by the Director or any other person upon the transaction but the Company shall not be liable to indemnify the Director or any other person for any loss made upon such transaction.

17  COVENANTS BY THE DIRECTOR

17.1 The Director covenants with the Company that a period of 12 months after the termination of his employment with the Company without the prior written consent of the Board he will not on his own behalf or by an agent or on behalf of any person, firm or company directly or indirectly;-

    17.1.1 canvass, solicit, deal with or entice away or attempt to canvass, solicit, deal with or entice away any of the business of (a) any customer of the Company or any Group Company whether a person, firm, company, association or government body with whom and in relation to which business the Director shall have had dealings in the course of his employment at any time in the period of 12 months preceding the date of termination of his employment and/or (b) any prospective customer of the Company or any Group Company with whom the Director shall have been directly and indirectly involved at any time in the period of 12 months preceding the date of termination of his employment in seeking to obtain business for the Company or any Group Company from any such potential customer; and

    17.1.2 endeavour to entice away any person who was at the date of such termination employed or engaged by the Company or any Group Company in a senior capacity and with whom the Director had dealings during the course of his employment provided that nothing in this Clause shall prohibit the seeking or procuring of orders or the doing of business not relating or not similar to the business of the Company or any Group Company.

17.2 If any covenant contained in this Clause 17 or Clause 12 shall be held invalid or unenforceable or void but would not be so held if some part of it were deleted, modified or varied then such provision shall apply with such deletion, modification or variation as may be necessary to make it valid and effective.

18  RECONSTRUCTION OR AMALGAMATION

      If the employment of the Director under this Agreement is terminated by reason of the liquidation of the Company for the purpose of reconstruction or amalgamation or other reconstructions of the Company not involving a liquidation and the Director is offered employment with any company, concern or undertaking resulting from the reconstruction or amalgamation on terms and conditions not less favourable than the terms of this Agreement then the Director shall be obliged to accept such offer and shall have no claim against the Company in respect of the termination of his employment under this Agreement.

19  NOTICES

19.1 Any notice required or permitted to be given under this Agreement shall be given in writing, delivered personally or sent by first class pre-paid recorded delivery post (air mail if overseas) or by facsimile to the party (provided the original is put in the post on the same day) due to receive such notice at, in the case of the Company, its registered office from time to time and, in the case of the Director his address as set out in this Agreement (or such address as he may have notified to the Company in accordance with this Clause).

19.2 Any notice delivered personally shall be deemed to be received when delivered to the relevant address as provided in Clause 19.1 and any notice sent by pre-paid recorded delivery post shall be deemed (in the absence of evidence of earlier receipt) to be received 2 days after posting (6 days if sent by air mail) and in proving the time of despatch it shall be sufficient to show that the envelope containing such notice was properly addressed, stamped or franked and posted. A notice sent by facsimile shall be deemed to have been received on receipt by the sender of a confirmatory facsimile transmission report (provided the original was put in the post on the same day).

20  STATUTORY AND OTHER INFORMATION

      Schedule 1 to this Agreement sets out information required to be given to the Director by the Employment Protection (Consolidation) Act 1978 so far as such terms are not set out in the body of this Agreement.

21  MISCELLANEOUS

21.1 This Agreement is governed by and shall be construed in accordance with the laws of England.

21.2 The parties to this Agreement submit to the exclusive jurisdiction of the English courts regarding any dispute or claim arising under this Agreement.

21.3 No amendment to this Agreement shall be effective unless in writing and signed by the Director and by or on behalf of the Company (other than by the Director).

21.4 No waiver of any provision of this Agreement shall be effective unless made in writing and signed by the Director and by or on behalf of the Company (other than by the Director).

22  PREVIOUS AGREEMENTS

      As from the date of this Agreement all previous agreements between the Company or any Group Company and the Director relating to the employment of the Director, shall be deemed to have been terminated and shall cease to have effect but without prejudice to any accrued right of the parties up to the date of termination.

    IN WITNESS WHEREOF this Agreement has been duly executed as a deed by the parities and is intended to be and is hereby delivered on the date first above written.

                                   SCHEDULE 1
                            (STATUTORY INFORMATION)

1. CONTINUOUS EMPLOYMENT: A period of employment with the Company's subsidiary, Peptide Therapeutics Limited, does count as part of the Director's continuous period of employment with this Company. Such period commenced on 12th March 1995.

2. HOURS OF WORK: The Director's normal hours of work are seven and a half (7.5) hours per day Monday to Friday inclusive, with a one hour break, between the hours of 09.00 and 17.30, and such further hours as are reasonably necessary for the performance of his duties.

3. PENSIONS: No contracting-out certificate is in force in respect of the Director's employment under this Agreement.

4. DISCIPLINARY PROCEDURE: The Director shall be expected to exhibit a high standard of propriety in all his dealings with and in the name of the Company and any Group Company. Any disciplinary procedures undertaken by the Company shall at all times be carried out in a fair and reasonable manner. The Director shall be informed of any complaint against him, and the Director shall be given an opportunity to state his side of the case to the Board. The Director shall have the option of having a representative with him.

5. GRIEVANCE PROCEDURE: Subject to the Company's general policy concerning grievance procedures from time to time in force, any grievance should first be raised with the Chairman of the Board, however if the grievance concerns the Chairman, the matter should be raised with another Board member. In order to avoid misunderstandings all grievances should be recorded in writing. If the matter cannot be resolved then the grievance should be taken to the Board for resolution, with the decision of the Board being final.

6. COLLECTIVE AGREEMENTS: There are no collective agreements which directly affect the terms and conditions of the employment of the Director.

                                   SCHEDULE 2
                              (DIRECTOR'S DUTIES)

To act as Chief Executive of the Company;

To represent the Company to customers, suppliers, shareholders and generally;

To co-ordinate all activities of the Group;

To report to the Board on all issues; and

To undertake such other duties as may be reasonably required from time to time.

EXECUTED (BUT NOT DELIVERED UNTIL THE DATE     )
HEREOF) AS A DEED BY PEPTIDE THERAPEUTICS      )
GROUP PLC                                      )
                                               )

/s/ N.A. HIGGINS                               Signature of Director
--------------------------------------------   Name of Director
N.A. Higgins

/s/ NICKOLAS BLECH                             Signature of Secretary
--------------------------------------------   Name of Secretary
Nickolas Blech

SIGNED (BUT NOT DELIVERED UNTIL THE DATE       )
HEREOF) AS A DEED BY DR. JOHN BROWN IN THE     )
PRESENCE OF:--                                 ) /s/ John Brown
                                               )

/s/ Joanna Rees                                SIGNATURE OF WITNESS

JOANNA REES                                    NAME OF WITNESS

100 PRINCES MEWS                               ADDRESS OF WITNESS

ROYSTON

HERTS

S98-9BL

SECRETARY                                      OCCUPATION OF WITNESS